SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-28887

Date of Report: August 17, 2010

CARBONICS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-3328734
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

One Penn Plaza, Suite 1612, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 994-5374
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition of Assets
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sale of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On August 17, 2010 Carbonics Capital Corporation, a Delaware corporation (“Carbonics”) entered into an LLC Membership Interest Purchase Agreement (“LLC Purchase Agreement”) with New Earthshell Corporation, a Delaware corporation (“NEC”), Westport Energy, LLC, a Delaware limited liability company (and a wholly-owned subsidiary of New Earthshell Corporation) (“Westport Energy“) and Westport Acquisition, Inc., a Delaware corporation (and a recently organized wholly-owned subsidiary of Carbonics) (“Westport Acquisition”), pursuant to which Westport Acquisition agreed to acquire 100% of the membership interest in Westport Energy in accordance with the terms of the LLC Purchase Agreement. Westport Energy is an exploration stage company engaged in the exploration for coalbed methane in the Coos Bay region of Oregon. Westport Energy holds leases to approximately 104,000 acres of prospective coalbed methane lands in the Coos Bay Basin.

Immediately following the execution of the LLC Purchase Agreement, Westport Acquisition completed the acquisition of Westport Energy and the parties to the LLC Purchase Agreement also completed various other related transactions in accordance with the terms of the LLC Purchase Agreement and those respective agreements on that same day (the “Closing Transactions”). In addition to the execution and delivery of the LLC Purchase Agreement, the Closing Transactions included:

•
The issuance by Carbonics to NEC of a senior Secured Convertible Debenture dated August 17, 2010 in the principal amount of $27,640,712, in consideration for the acquisition of the membership interest in Westport Energy by Westport Acquisition (the “NEC Debenture”). The NEC Debenture bears interest at the rate of 9% per annum, payable at maturity.  The maturity date for payment of the NEC Debenture is August 31, 2012.  The holder of the NEC Debenture is entitled to convert the principal and accrued interest on the NEC Debenture into common stock of Carbonics at a conversion rate initially equal to $0.0003 per share, subject to adjustment and beneficial ownership limitations as provided for in the NEC Debenture.

•
The execution and delivery of a Guaranty Agreement dated as of August 17, 2010 (the “Guaranty”) given by (i) Westport Acquisition, (ii) Westport Energy, and (iii) each subsidiary and affiliate of Westport Acquisition or Westport Energy identified therein or hereinafter joined to this Guaranty in favor of NEC, pursuant to which the Guarantors unconditionally and irrevocably guarantee the full payment and performance of all obligations owed or hereafter owing by Carbonics to NEC.

•
The execution and delivery of a Security Agreement in favor of NEC dated August 17, 2010 by and among (i) Carbonics, (ii) Westport Acquisition, (iii) Westport Energy; and (iv) any subsidiary and affiliate of Carbonics, Westport Acquisition, or Westport Energy identified therein or joined to this agreement in the future (collectively, the “Grantors”), pursuant to which the Grantors granted to NEC security interests in all of the assets and personal property of each Grantor in order to secure the obligations under the NEC Debenture.

•
The execution and delivery of a Pledge and Escrow Agreement dated as of August 17, 2010, by 4 Sea-Sons LLC, a Delaware limited liability company (the “Preferred Shareholder”), Westport Acquisition, Carbonics and each subsidiary, direct and indirect, of Carbonics, Westport Acquisition or the Preferred Shareholder identified therein or joined to this agreement in the future (collectively, the “Pledgors”) in favor of NEC, pursuant to which the Pledgors pledged to NEC as security for the NEC Debenture all (i) securities, membership, partnership or other ownership interests or rights to purchase of the Pledgors identified therein and (ii) all securities, membership, partnership or other ownership interests obtained in the future by a Pledgor  (collectively, the “Pledged Securities”) and (A) all of the Pledgors’ interests in respect of the Pledged Securities and Pledgors’ interests in all profits and distributions to which the Pledgors shall at any time be entitled in respect of such Pledged Securities and (B) to the extent not otherwise included, all proceeds, dividends, warrants, options, rights, instruments, and other property from time to time received or otherwise distributable in respect of or in exchange of any or all of the foregoing.

At the time of the closing, Viridis Capital LLC, in exchange for $10, transferred to the Preferred Shareholder all of the shares of Series C Preferred Stock issued by Carbonics, which were owned by Viridis Capital LLC. As a result of such transfer and its ownership interest in the Series C Preferred Stock, the Preferred Shareholder now owns the majority of the equity in Carbonics.  The Preferred Shareholder is owned and controlled by Stephen J. Schoepfer.

At the closing, Stephen J. Schoepfer, was elected as Chairman of the board of directors of Carbonics.  In addition, at the closing, Kevin Kreisler, the former Chairman of the board of directors of Carbonics, and Paul Miller, also a member of the board of directors of Carbonics, submitted their resignations as members of the board, which resignations shall become effective ten (10) days after the mailing of an applicable 14f-1 Information Statement regarding the change in the board of directors has been mailed to the shareholders of Carbonics.

Also at the closing, the current officers of Carbonics, Westport Acquisition and Westport Energy resigned from their respective positions and Stephen J. Schoepfer was elected Chief Executive Officer, Chief Financial Officer and Secretary of Carbonics and President of Westport Energy and Westport Acquisition.  Information regarding Stephen J. Schoepfer follows:

Stephen J. Schoepfer has been self-employed as an independent business consultant since July 2009. From April 2004 until July 2009 Mr. Schoefpfer was employed as Chief Operating Officer, Chief Financial Officer and Secretary of JAG Media Holdings, Inc. (OTCBB: JAGH), a publicly traded company, which at the time distributed financial information on a subscription basis via fax and the Internet. Previously, Mr. Schoepfer served as JAG Media’s Executive Vice President, Chief Operating Officer and Secretary from July 1999 to April 2004. Mr. Schoepfer was also a member of JAG Media’s Board of Directors from July 1999 through July 2009. Prior to joining JAG Media in July 1999, Mr. Schoepfer was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.  Mr. Schoepfer is 51 years old.

Immediately following the closing of the Westport Acquisition, Carbonics and YA Global Investments, L.P., a Cayman Islands limited partnership (“YA Global”), entered into a securities purchase agreement (“SPA”) pursuant to which Carbonics issued to YA Global a secured convertible debenture dated August 17,

2010 in the principal amount of $650,000.00 (the “YA Debenture”). The YA Debenture bears interest at the rate of 9% per annum, payable at maturity.  The maturity date for payment of the YA Debenture is August 31, 2012.  The holder of the YA Debenture is entitled to convert the principal and accrued interest on the YA Debenture into common stock of Carbonics at a conversion rate per share initially equal to the lower of $0.0003 or 90% of the lowest VWAP of the common shares for the 20 trading days immediately prior to conversion, subject to adjustment and beneficial ownership limitations as provided for in the YA Debenture. The proceeds from the YA Debenture will be used by Carbonics to fund various short-term administrative and operating expenses.

In connection with the YA Debenture, Carbonics and its subsidiaries also entered into the following agreements:

•
a Guaranty Agreement in favor of YA Global dated as of August 17, 2010 (the “YA Guaranty”) given by (i) Carbonics, (ii) Westport Acquisition and (iii) Westport Energy (collectively, the “YA Guarantors”), pursuant to which the YA Guarantors unconditionally and irrevocably guarantee the full payment and performance of certain obligations owed or hereafter owing to YA Global in accordance with the terms of the Guaranty Agreement.

•
a Security Agreement in favor of YA Global dated August 17, 2010 (the “YA Security Agreement”) by and among (i) Carbonics, (ii) Westport Acquisition and (iii) Westport Energy (collectively, the “YA Grantors”), pursuant to which the YA Grantors granted to YA Global security interests in certain assets and personal property of each YA Grantor in order to secure certain obligations owed to YA Global in accordance with the terms of the terms of the Security Agreement.

•
a Pledge and Escrow Agreement dated as of August 17, 2010 (the “Pledge and Escrow Agreement”), by the Preferred Shareholder, Westport Acquisition, Carbonics and each subsidiary, direct and indirect, of Carbonics, Westport Acquisition or the Preferred Shareholder identified therein or joined to this agreement in the future (collectively, the “YA Pledgors”) in favor of YA Global, pursuant to which the YA Pledgors pledged to YA Global as security for obligations owed to YA Global all (i) securities, membership, partnership or other ownership interests or rights to purchase of the YA Pledgors identified therein and (ii) all securities, membership, partnership or other ownership interests obtained in the future by a YA Pledgor  (collectively, the “YA Pledged Securities”) and (A) all of the YA Pledgors’ interests in respect of the YA Pledged Securities and YA Pledgors’ interests in all profits and distributions to which the YA Pledgors shall at any time be entitled in respect of such YA Pledged Securities and (B) to the extent not otherwise included, all proceeds, dividends, warrants, options, rights, instruments, and other property from time to time received or otherwise distributable in respect of or in exchange of any or all of the foregoing, all in accordance with the terms of the Pledge and Escrow Agreement.

The foregoing descriptions of the LLC Purchase Agreement, the other documents in connection with the Closing Transactions, the SPA and the YA Debenture (and all other documents in connection with the YA Debenture) do not purport to be complete and are qualified in their entirety by reference to the full text of such documents filed as Exhibits 10.1 – 10.10 hereto.

A press release regarding the Westport Acquisition is also filed as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits

Financial Statements

Financial Statements of Westport Energy, LLC - to be filed by amendment.

Pro Forma Financial Statements of Carbonics Capital Corporation - to be filed by amendment.

Exhibits

10.1	LLC Membership Interest Purchase Agreement dated August 17, 2010 among New Earthshell Corporation, Westport Energy, LLC, Westport Acquisition Inc. and Carbonics Capital Corporation.

10.2
Secured Convertible Debenture dated August 17, 2010 in the principal amount of $27,640,712, with New Earthshell Corporation as the “Holder” thereunder and Carbonics Capital Corporation as the “Company” thereunder.

10.3
Guaranty Agreement in favor of New Earthshell Corporation dated as of August 17, 2010 given by Westport Acquisition Inc., Westport Energy, LLC and each subsidiary and affiliate of the foregoing identified therein or hereinafter joined to this Guaranty.

10.4
Security Agreement in favor of New Earthshell Corporation dated August 17, 2010 by and among Carbonics Capital Corporation, Westport Acquisition Inc., Westport Energy, LLC and any subsidiary and affiliate of the foregoing identified therein or hereinafter joined to this Security Agreement.

10.5
Pledge and Escrow Agreement in favor of New Earthshell Corporation dated as of August 17, 2010, by 4 Sea-Sons LLC, Carbonics Capital Corporation, Westport Acquisition Inc., and each subsidiary, direct and indirect, of the foregoing identified therein or hereinafter joined to this Pledge and Escrow Agreement.

10.6	Securities Purchase Agreement dated August 17, 2010 between Carbonics Capital Corporation and YA Global Investments, L.P.

10.7
Secured Convertible Debenture dated August 17, 2010 in the principal amount of $650,000, with YA Global Investments, L.P. as the “Holder” thereunder and Carbonics Capital Corporation as the “Company” thereunder.

10.8	Guaranty Agreement in favor of YA Global Investments, L.P. dated as of August 17, 2010 given by Carbonics Capital Corporation, Westport Acquisition Inc. and Westport Energy, LLC.

10.9	Security Agreement in favor of YA Global Investments L.P. dated August 17, 2010 by and among Carbonics Capital Corporation, Westport Acquisition Inc., Westport Energy, LLC.

10.10
Pledge and Escrow Agreement in favor of YA Global Investments, L.P. dated as of August 17, 2010, by 4 Sea-Sons LLC, Carbonics Capital Corporation, Westport Acquisition Inc., and each subsidiary, direct and indirect, of the foregoing identified therein or hereinafter joined to this Pledge and Escrow Agreement.

99.1	Press Release dated August 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 19, 2010

CARBONICS CAPITAL CORPORATION

By: /s/ Kevin Kreisler
Kevin Kreisler, Chairman